Exhibit 99.1

Internet Capital Group Elects Thomas Decker to Its Board of Directors

    WAYNE, Pa.--(BUSINESS WIRE)--Oct. 11, 2004--Internet Capital Group, Inc. (Nasdaq:ICGE) today announced the election of Thomas "Tad"
A. Decker, Managing Partner of the Philadelphia-based law firm, Cozen O'Connor, to its Board of Directors. Decker fills a newly created seat on the ICG board, bringing the total number of Board members to nine.
    "I've been impressed by the focus and accomplishments of the ICG team as they successfully navigated through the challenging market environment of the last few years," said Decker. "My confidence in the management team, the Board, and the long-term potential of the company's key partner companies were compelling factors that attracted me to serving on the ICG Board. I am excited about working with ICG and its partner companies and hope to add real value by leveraging my business experience."
    Decker serves as Managing Partner of Cozen O'Connor and practices in the Corporate Department. He concentrates his practice in general corporate law with an emphasis on mergers and acquisitions, corporate governance and alternative dispute resolutions. In addition, Decker is a Commissioner of the Delaware River Port Authority and PATCO and serves on three other boards.
    "As we continue to focus on driving success and profitability at our key partner companies, Tad's vast operating experience and business acumen will help us achieve our goals," said Walter W. Buckley, chairman and CEO of ICG. "We look forward to the opportunity to benefit from his breadth of operating experience accumulated throughout his career at premier corporations."
    Prior to joining Cozen in 2000, Decker was Executive Vice President and General Counsel of Asbury Automotive Group. He also previously served as Senior Vice President and General Counsel for Unisource Worldwide, Inc., and as Executive Vice President, Chief Operating Officer and General Counsel for Saint-Gobain Corporation. Decker holds a law degree from University of Virginia School of Law and a bachelor's degree in History from University of Pennsylvania. He served in the United States Army, earning the rank of Captain.
    Decker joins the other eight members of the ICG Board of Directors, which include David Berkman, Managing Partner at Liberty Associated Partners, LP; David K. Downes, Chairman of The Quaker Investment Trust and President and CEO of CRA Advisors, Inc.; Walter
W. Buckley, Chairman and CEO of Internet Capital Group; Thomas P. Gerrity, Professor of Management and former dean of the Wharton School of the University of Pennsylvania; Robert E. Keith Jr., President and CEO of TL Ventures; Warren "Pete" Musser, Managing Director at The Musser Group; Philip J. Ringo, Chairman and CEO of RubberNetwork, and Michael Zisman, retired Vice President of Corporate Strategy, IBM, and president of Wayne Strategy Consultants.

    About Internet Capital Group

    Internet Capital Group (www.internetcapital.com) is an e-business applications holding company that builds and owns software and services businesses that leverage the Internet to help organizations operate more productively. Founded in 1996, ICG devotes its expertise and capital to maximizing the success of e-business companies that take advantage of the evolution to the Internet in key business sectors.

    Safe Harbor Statement under Private Securities Litigation Reform
Act of 1995

    The statements contained in this press release that are not historical facts are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainty of future performance of our partner companies, acquisitions or dispositions of interests in additional partner companies, the effect of economic conditions generally, capital spending by customers, development of the e-commerce and information technology markets and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission. These and other factors may cause actual results to differ materially from those projected.

    CONTACT: Internet Capital Group, Inc.
             Investor Inquiries:
             Karen Greene, 610-230-4300
             IR@internetcapital.com